Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Alan B. Lefkof

President and CEO

510-420-7400

alefkof@netopia.com

Netopia Announces Nasdaq Delisting Effective October 20, 2004

EMERYVILLE, Calif., October 19, 2004 — Netopia, Inc. (NASDAQ: NTPAE), a market leader in broadband gateways and service delivery software, announced that a Nasdaq Listings Qualification Panel (the “Panel”) notified Netopia that the Panel has denied Netopia’s request for continued inclusion on The Nasdaq National Market. Netopia’s common stock will be delisted from The Nasdaq National Market effective with the open of business on Wednesday, October 20, 2004. This action follows Netopia’s appeal to the Panel for a listing extension after Netopia did not meet the time requirement to file its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004.

Netopia’s common stock is not currently eligible to trade on the OTC Bulletin Board because, as described above, the Company is not current in its reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Netopia expects that quotations for its common stock will appear in the National Daily Quotations Journal, often referred to as the “pink sheets,” where subscribing dealers can submit bid and ask prices on a daily basis. However, there can be no assurances that Netopia’s common stock will be eligible for trading or quotation on any alternative exchanges or markets. Netopia will release further timing and trading symbol information regarding the trading of its common stock when such information becomes available.

As previously announced, as a result of an ongoing accounting review, the Company will restate its financial statements for the fiscal quarter ended June 30, 2002 and for each subsequent fiscal quarter and fiscal year through March 31, 2004. Netopia will not file its quarterly report on Form 10-Q for the third quarter of fiscal 2004, which was due on August 16, 2004, until the review is complete and Netopia is able to secure appropriate review by its external auditors. Upon the completion of the ongoing accounting review and filing all reports under the Exchange Act, the Company’s common stock may be eligible for trading on the OTC Bulletin Board and, potentially, the Nasdaq SmallCap Market or The Nasdaq National Market. Netopia is committed to regaining compliance with all filing requirements and relisting its common stock as soon as possible.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements. Statements regarding Netopia’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those described in such statements as a result of these risks and uncertainties. In particular, the forward-looking statements include statements about Netopia’s common stock trading on the “pink sheets”, the OTC Bulletin Board, or Nasdaq markets, completing the accounting review in a timely fashion and making required filings with the

Securities and Exchange Commission in order to regain compliance. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability to continue to have Netopia’s common stock freely traded, to complete the accounting review in order to file Forms 10-Q, 10-Q/A, 10-K and 10-K/A, to meet requirements put forth by Nasdaq, and other risks detailed from time to time in Netopia’s Securities and Exchange Commission filings. Netopia disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Netopia

Netopia, Inc. is a market leader in broadband and wireless products and services that simplify and enhance broadband delivery to residential and business-class customers. Netopia’s offerings enable carriers and broadband service providers to improve their profitability with feature-rich DSL smart modems, routers and gateways, software that simplifies installation and reduces ongoing support needs, as well as value-added services to enhance their revenue generation. Netopia’s Wi-Fi CERTIFIED™ gateways include 3-D Reach™ technology delivering enhanced wireless range, security and performance.

Netopia’s DSL smart modems, routers and gateways come with a suite of installation wizards and support utilities that offer a comprehensive approach to installation, deployment, service provisioning, application setup, self-diagnostics and troubleshooting. Netopia provides value-added services with its server software platform, including the netOctopus® suite of gateway and PC management and customer support software solutions, a server-based Parental Controls subscription service, and the Web eCommerce server software. netOctopus Desktop Support and eCare software enable broadband service providers and enterprises to support customers and devices by remotely viewing and operating the desktop or other device.

Headquartered in Emeryville, California, Netopia has established strategic distribution relationships with leading carriers and broadband service providers including Belgacom, BellSouth, Covad Communications, EarthLink, eircom, Hong Kong Telecom/PCCW, MegaPath Networks, Netifice, SBC Communications, Swisscom and Verizon.

Further information about Netopia can be obtained via phone 510-420-7400, fax 510-420-7601, or on the Web at www.netopia.com.

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